CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-* No. 333-08847) pertaining to the Lark Sequencing Technologies, Inc. 1990 Stock Option Plan of our report dated March 4, 1997, with respect to the financial statements of Lark Technologies, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 1996.


                                          ERNST & YOUNG LLP


Houston, Texas
March 27, 1997